UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)
3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 14, 2006, Selectica, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Registrant has not timely filed its Report on Form 10-Q for the fiscal quarter ended September 30, 2006. Therefore, the Company’s securities are subject to delisting. The Company has previously announced that such a delay in filing the Form 10-Q could affect the Company’s ability to continue its listing on the NASDAQ National Market. A copy of the press release dated November 17, 2006 announcing the receipt of the notice is attached hereto as Exhibit 99.1.
The Company plans to appeal this determination and to request a hearing on such appeal. Requesting a hearing will stay the delisting until the hearing panel has rendered a decision. There can be no assurances that the hearing panel will grant the Company’s request for continued listing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated November 17, 2006, furnished in accordance with Item 3.01 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: November 17, 2006	By:	/s/ Stephen R. Bennion
Stephen R. Bennion
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of Selectica, Inc., dated November 17, 2006, furnished in accordance with Item 3.01 of this Current Report on Form 8-K.